Exhibit 11
                  MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)

                                                                     Third Quarter Ended           Third Quarter Ended
                                                                     September 30, 1995              October 1, 1994
                                                                     ------------------             ------------------
PRIMARY (LOSS)/EARNINGS PER COMMON SHARE:
Net (loss)/earnings                                                      ($2,480)                         $51,718
  Less:  Preferred dividends, net                                          4,302                            4,285
  Net (loss)/earnings used to calculate                                  -------                          -------
    primary (loss)/earnings per share                                    ($6,782)                         $47,433
                                                                         =======                          =======
  Weighted average number of shares outstanding                          105,035                          105,514

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                28                               59
  Weighted average number of shares used to                              -------                          -------
    compute primary (loss)/earnings per share                            105,063                          105,573
                                                                         =======                          =======
Primary (loss)/earnings per share                                         ($0.06)                           $0.45
                                                                         =======                          =======
FULLY DILUTED (LOSS)/EARNINGS PER COMMON SHARE:
  Net (loss)/earnings                                                    ($2,480)                         $51,718
  Less:  Preferred dividends                                                  13                               13
  Net (loss)/earnings used to calculate fully diluted                    -------                          -------
    (loss)/earnings per share, before adjustments                         (2,493)                          51,705

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit                     389                              640
  Net (loss)/earnings used to calculate fully diluted                    -------                          -------
    (loss)/earnings per share                                            ($2,882)                         $51,065
                                                                         =======                          =======
  Weighted average number of shares outstanding                          105,035                          105,514

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                                         7,149                            7,065

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                28                               59

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                                      3                                6
  Weighted average number of shares used to compute                      -------                          -------
    fully diluted (loss)/earnings per share                              112,215                          112,644
                                                                         =======                          =======
  Fully diluted (loss)/earnings per share                                 ($0.03)                           $0.45
                                                                         =======                          =======

                                                                      Exhibit 11
                  MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                       COMPUTATION OF PER SHARE EARNINGS
               ($ and shares in thousands, except per share data)

                                                                   Nine Months Ended                Nine Months Ended
                                                                   September 30, 1995                October 1, 1994
                                                                   ------------------                ---------------

PRIMARY (LOSS)/EARNINGS PER COMMON SHARE:
  Net earnings                                                            $2,154                        $ 94,815
  Less:  Preferred dividends, net                                         12,907                          12,856
  Net (loss)/earnings used to calculate                                  -------                         -------
    primary (loss)/earnings per share                                   ($10,753)                        $81,959
                                                                         =======                         =======
  Weighted average number of shares outstanding                          105,077                         105,443

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                27                              91
  Weighted average number of shares used to                              -------                         -------
    compute primary (loss)/earnings per share                            105,104                         105,534
                                                                         =======                         =======
Primary (loss)/earnings per share                                         ($0.10)                          $0.78
                                                                         =======                         =======
FULLY DILUTED (LOSS)/EARNINGS PER COMMON SHARE:
  Net earnings                                                           $ 2,154                         $94,815
  Less:  Preferred dividends                                                  40                              40
  Net earnings used to calculate fully diluted                           -------                         -------
    (loss)/earnings per share, before adjustments                          2,114                          94,775

  Less: Adjustments resulting principally from the
        assumed conversion of the Series One ESOP
        Convertible Preference Stock, net of tax benefit                   2,838                           3,234
  Net (loss)/earnings used to calculate fully diluted                    -------                         -------
    (loss)/earnings per share                                              ($724)                        $91,541
                                                                         =======                         =======
  Weighted average number of shares outstanding                          105,077                         105,443

  Add:  Weighted average shares of Series One
        Convertible Preference Stock assuming
        conversion                                                         7,149                           7,065

  Add:  Weighted average number of shares which
        could have been issued upon exercise
        of outstanding options                                                28                              92

  Add:  Weighted average number of shares which
        could have been issued upon conversion of
        4 7/8% debentures                                                      3                               6
  Weighted average number of shares used to compute                      -------                         -------
    fully diluted (loss)/earnings per share                              112,257                         112,606
                                                                         =======                         =======
  Fully diluted (loss)/earnings per share                                 ($0.01)                          $0.81
                                                                         =======                         =======